UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

ARTHROCARE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-027422	94-3180312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7000 West William Cannon, Building One

Austin, TX  78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On December 31, 2012, ArthroCare Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Eleven Blade Solutions, Inc., a Delaware corporation (“Eleven Blade”), each of the shareholders of Eleven Blade (the “Sellers”) and the Sellers’ representative, pursuant to which the Company agreed to purchase and the Sellers agreed to sell all of the issued and outstanding capital stock of Eleven Blade (the “Stock Purchase”).

Pursuant to the Agreement, in exchange for the issued and outstanding capital stock of Eleven Blade, the Company will pay to the Sellers $7 million in cash at a closing (the “Closing”).  The purchase price paid at Closing is subject to a customary working capital adjustment.  In addition, the Agreement provides that the Sellers will have the right to receive certain contingent consideration after the Closing based on the net sales of the Company’s products using the Q-FixTM implant and/or the delivery system of the Q-FixTM implant (collectively, the “Q-Fix Product”) during the life of any patent or patent application covering the Q-Fix Product, or, for a term of 10 years if no patent claims cover the Q-Fix Product in a particular country.  Such contingent consideration is equal to 8% of the net sales of the Q-Fix Product, subject to certain exceptions, including the exclusion of net sales to hospitals where certain of the Sellers practice.  In addition, the Agreement provides that the Company will pay the Sellers a one-time earn-out payment based on the net sales of the Q-Fix Product during the three-year period following the full commercialization of the Q-Fix Product in the United States.

The closing of the Stock Purchase is conditioned upon Eleven Blade obtaining United States Food and Drug Administration clearance for certain suture-based anchor products, as well as other customary closing conditions.

The Agreement contains customary representations, warranties and covenants with respect to Eleven Blade and the Sellers, on the one hand, and Buyer, on the other hand.  The Agreement also includes post-closing covenants under which certain Sellers have agreed not to compete in the development, manufacture or selling of a soft suture anchor system in which the implant is constructed of 100% suture material for orthopedic applications for a three-year period following the full commercialization of the Q-Fix Product.  The Agreement also provides for post-closing indemnification by the Sellers for breaches of representations, warranties and covenants subject to certain limitations on damages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: January 4, 2013	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer